Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 1, 2004

To the Board of Directors and Stockholders
American Axle & Manufacturing Holdings, Inc.
Detroit, Michigan

We consent to the incorporation, by reference in the Registration Statement No. 333-41976 and No. 333-70466 on Form S-8, and No. 333-83946 on Form S-3, of American Axle Manufacturing Holdings, Inc., of our report dated June 1, 2004, appearing in this Annual Report on Form 11-K of the American Axle & Manufacturing, Inc. Salaried Savings Plan as of, and for the year ended, December 31, 2003.

/s/ GEORGE JOHNSON & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan